Exhibit 99.1

Tourmaline Bio Enters into Agreement to be Acquired by Novartis AG

– Novartis to acquire Tourmaline Bio for $48.00 per share in cash for a total equity value of approximately $1.4 billion –

– Transaction reflects the potential of Tourmaline’s pacibekitug, a long-acting, fully-human, anti-IL-6 monoclonal antibody with best-in-class potential, for the treatment of cardiovascular diseases –

– Transaction is expected to be completed in the fourth quarter of 2025, subject to customary closing conditions –

NEW YORK – September 9, 2025 – Tourmaline Bio, Inc. (“Tourmaline”) (NASDAQ: TRML), a late-stage clinical biotechnology company developing transformative medicines that establish new standards of care for patients with life-altering inflammatory and immune diseases, today announced that it has entered into a merger agreement with Novartis AG (“Novartis”), pursuant to which Novartis will acquire Tourmaline for $48.00 per share in cash at closing, or a total equity value of approximately $1.4 billion. This represents a premium of 59% to Tourmaline’s closing stock price on September 8, 2025, the last trading day before the announcement of the transaction, and 127% to Tourmaline’s 60-day volume-weighted average stock price as of that same date. The transaction has been unanimously approved by the Boards of Directors of both companies.

“Our mission at Tourmaline has been to establish new standards of care in areas of high unmet medical need, and today’s transaction announcement both underscores our commitment to that focus and also delivers compelling shareholder value,” said Sandeep Kulkarni, MD, Co-Founder and Chief Executive Officer of Tourmaline. “We are thrilled that Novartis, a company with deep roots and a commitment to innovation in the cardiovascular, renal, and metabolic disease space, will continue to advance this mission. Novartis shares our conviction in the critical, but largely unaddressed, role of inflammation in driving cardiovascular diseases and will be an ideal partner to accelerate the development of pacibekitug. I want to extend my heartfelt thanks to our Tourmaline colleagues and advisors for their dedication and hard work, as well as to our investigators and clinical trial participants who have helped expand our understanding of cardiovascular inflammation.”

“With no widely adopted anti-inflammatory therapies currently available for cardiovascular risk reduction, pacibekitug represents a potential breakthrough in addressing residual inflammatory risk in ASCVD with a differentiated mechanism of action targeting IL-6,” said Shreeram Aradhye, President, Development and Chief Medical Officer, Novartis. “Inflammation is a major driver of cardiovascular disease, and the team at Tourmaline has made significant progress with this asset. We are excited to bring pacibekitug into the Novartis portfolio and collaborate with the Tourmaline team to advance its development as we diversify our efforts in cardiovascular care.”

Transaction Details:

Under the terms of the merger agreement, a subsidiary of Novartis will commence a tender offer to acquire all of Tourmaline’s outstanding shares for a price of $48.00 per share in cash at closing. The closing of the tender offer will be subject to certain conditions, including the tender of shares representing at least a majority of the total number of Tourmaline’s outstanding shares and receipt of regulatory approvals, and other customary closing conditions.

Completion of the transaction is expected in the fourth quarter of 2025, subject to the satisfaction or waiver of customary closing conditions. Until that time, Tourmaline will continue to operate as a separate and independent company.

Leerink Partners is serving as exclusive financial advisor to Tourmaline, and Cooley LLP is serving as legal counsel to Tourmaline.

About Pacibekitug:

Pacibekitug is a long-acting, fully-human, anti-IL-6 monoclonal antibody with best-in-class potential and differentiated properties, including a naturally long half-life, low immunogenicity, and high binding affinity to IL-6. Pacibekitug has been previously studied in approximately 450 participants, including patients with autoimmune disorders, across six completed clinical trials.

About Tourmaline:

Tourmaline is a late-stage clinical biotechnology company driven by its mission to develop transformative medicines that establish new standards of care for patients with life-altering inflammatory and immune diseases. Tourmaline’s lead asset is pacibekitug. For more information about Tourmaline and pacibekitug, please visit https://www.tourmalinebio.com or follow us on LinkedIn, X or Bluesky.

Forward-Looking Statements:

This communication contains forward-looking statements that involve risks and uncertainties relating to future events and the future performance of Tourmaline and Novartis, including statements relating to the ability to complete and the timing of completion of the transactions contemplated by the Agreement and Plan of Merger dated as of September 8, 2025 by and among Tourmaline, Novartis, and the other parties thereto (the “Merger Agreement”), including the anticipated occurrence, manner and timing of the proposed tender offer, the parties’ ability to satisfy the conditions to the consummation of the tender offer and the other conditions to the consummation of the subsequent merger set forth in the Merger Agreement, the possibility of any termination of the Merger Agreement, and the prospective benefits of the proposed transaction, and other statements that are not historical facts. The forward-looking statements contained in this communication are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. These statements may contain words such as “may,” “will,” “would,” “could,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “project,” “seek,” “should,” “strategy,” “future,” “opportunity,” “potential” or other similar words and expressions indicating future results. Risks that may cause these forward-looking statements to be inaccurate include, without limitation: uncertainties as to the timing of the tender offer; uncertainties as to how many of Tourmaline’s stockholders will tender their stock in the offer; the possibility that competing offers or acquisition proposals will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay, or refuse to grant approval for the consummation of the transaction (or only grant approval subject to adverse conditions or limitations); the difficulty of predicting the timing or outcome of regulatory approvals or actions, if any; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; the possibility that the transaction does not close; risks related to the parties’ ability to realize the anticipated benefits of the proposed transaction, including the possibility that the expected benefits from the proposed acquisition will not be realized or will not be realized within the expected time period and that Tourmaline and Novartis will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; the effects of the transaction on relationships with employees, suppliers, manufacturers, other business partners or governmental entities; negative effects of this announcement or the consummation of the proposed transaction on the market price of Tourmaline’s common stock and/or Tourmaline’s operating results; significant transaction costs; unknown or inestimable liabilities; the risk of litigation and/or regulatory actions related to the proposed transaction; Novartis’s ability to fund the proposed transaction; the time-consuming and uncertain regulatory approval process; the uncertainties inherent in the costly and time-consuming therapeutic product development process and the uncertainty of clinical success, including risks related to failure or delays in successfully initiating or completing clinical trials and assessing patients; global economic, financial, and healthcare system disruptions and the current and potential future negative impacts to the parties’ business operations and financial results; the sufficiency of the parties’ cash flows and capital resources; the parties’ ability to achieve targeted or expected future financial performance and results and the uncertainty of future tax, accounting and other provisions and estimates; and other risks and uncertainties affecting Tourmaline, including those described from time to time under the caption “Risk Factors” and elsewhere in Tourmaline’s filings and reports with the U.S. Securities and Exchange Commission (the “SEC”), including Tourmaline’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2025, as well as the Tender Offer Statement on Schedule TO and related tender offer documents to be filed by Novartis and its acquisition subsidiary, and the Solicitation/Recommendation Statement on Schedule 14D-9 to be filed by Tourmaline. Any forward-looking statements are made based on the current beliefs and judgments of Tourmaline’s and Novartis’s management, and the reader is cautioned not to rely on any forward-looking statements made by Tourmaline or Novartis. Except as required by law, Tourmaline and Novartis do not undertake any obligation to update (publicly or otherwise) any forward-looking statement, including without limitation any financial projection or guidance, whether as a result of new information, future events, or otherwise.

Important Information about the Tender Offer and Where to Find It:

The tender offer (the “Offer”) for Tourmaline outstanding common stock referred to in this communication has not yet commenced. The description contained in this communication is neither a recommendation, nor an offer to purchase nor a solicitation of an offer to sell any shares of common stock of Tourmaline or any other securities, nor is it a substitute for the tender offer materials that Novartis and its acquisition subsidiary will file with the SEC. The solicitation and offer to purchase Tourmaline’s common stock will only be made pursuant to an offer to purchase and related tender offer materials. At the time the Offer is commenced, Novartis and its acquisition subsidiary will file a tender offer statement on Schedule TO and thereafter Tourmaline will file a solicitation/recommendation statement on Schedule 14D-9 with the SEC with respect to the Offer.

THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9, AS THEY MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, WILL CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE TENDER OFFER. ANY HOLDERS OF TOURMALINE SHARES ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT HOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES.

The offer to purchase, the letter of transmittal, the solicitation/recommendation statement and related offer documents will be made available for free at the SEC’s website at www.sec.gov. Copies of those offer documents and all other documents filed by Novartis and its acquisition subsidiary and Tourmaline will be made available at no charge by directing a request to the information agent for the Offer, which will be named in the Schedule TO to be filed with the SEC. Copies of the solicitation/recommendation statement on Schedule 14D-9 to be filed with the SEC by Tourmaline will be available free of charge on Tourmaline’s investor relations website at https://ir.tourmalinebio.com/.

In addition, Tourmaline files annual, quarterly and current reports and other information with the SEC, which are also made available free of charge on the Company’s investor relations website at https://ir.tourmalinebio.com/ and at the SEC’s website at www.sec.gov.

Media Contact:

Adam Silverstein

Scient PR

adam@scientpr.com

Investor Contact:

Ryan Robinson

Chief Financial Officer

rrobinson@tourmalinebio.com